Exhibit 99.1

ProPhase Labs Reported Results for the Third Quarter Ended September 30, 2025, and Will Hold a Virtual Conference Call Today at 2pm ET.

ProPhase Labs in discussions for strategic initiative to realize significant underlying value in the Company. Voting for Current Proxy Critically Important.

Crown Medical Achieves Final Hurdle. Appointed Special Counsel to Launch Litigation Against Insurance Companies. First Settlement Completed. Reiterates $50 MILLION Net A/R Goal

Next-Phase Commercialization of BE-Smart™ Underway Following Landmark Study Published in the Official Journal of the American College of Gastroenterology

UNIONDALE, NY, November 19, 2025 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH) (the “Company” or “ProPhase”) today announced it is in M&A related discussions not connected to a crypto treasury strategy. These discussions, if successful, could potentially recognize the underlying value of ProPhase at multiples of its current share price. The Company believes meaningful value drivers, including the $50M Crown Medical collections initiative, commercialization of the BE-Smart™ Esophageal Cancer Test, and the now-profitable, restructured Nebula Genomics subsidiary, remain significantly undervalued by the market.

Achieving quorum and voting in favor of the current proxy proposals is essential to maintaining NASDAQ compliance and enabling the Company to move forward with these strategic initiatives. ProPhase anticipates updating shareholders in the near future.

Near-Term Value Drivers Not Reflected in Current Share Price:

● $50M+ net Crown Medical collections entering the settlement phase

● Landmark Mayo Clinic validated BE-Smart™ commercialization

● Nebula Genomics now profitable on a pro-forma basis

● Multiple inbound strategic and partnership inquiries for BE-Smart™ and the Company as a whole

Crown Medical Initiative to Collect $50+ Million Net

The bankruptcy court has approved the ProPhase Labs subsidiaries’ Chapter 11 proceedings, and Crown Medical Collections has been formally appointed as Special Counsel. This key milestone allows Crown Medical Collections to initiate litigation directly against the insurance carriers. One claim has already been successfully resolved. Crown Medical Collections brings extensive experience in recovering COVID-19 testing claims accumulated throughout the pandemic, further strengthening the Company’s position as it proceeds.

Because the bankruptcy structure streamlines the process and bypasses months of traditional pleadings, Crown Medical Collections can accelerate litigation efforts. The team is now entering “meet and confer” discussions that have been strategically prepared over recent months, with the Company anticipating meaningful settlements within the next few months.

The Company expects that proceeds generated through Crown Medical Collections’ recovery efforts will provide substantial non-dilutive capital to advance BE-Smart commercialization, support Nebula Genomics’ growth, and fund other key initiatives.

BE-Smart™ Esophageal Cancer Test

ProPhase is beginning the next phase of commercialization for BE-Smart™, its advanced esophageal cancer risk-stratification assay, following the recent peer-reviewed publication of the Mayo Clinic validation study in Clinical and Translational Gastroenterology. This independent validation confirms BE-Smart™’s accuracy in Barrett’s esophagus risk detection and positions the assay for clinical launch and partnership activity.

The Mayo Clinic-led study provided independent, unbiased validation with several Mayo Clinic GI pathologists as senior authors. Combined with five years of performance and utility data presented at major GI conferences, the assay is fully positioned for real-world deployment.

“With Mayo Clinic’s validation and publication in Clinical and Translational Gastroenterology, BE-Smart™ has proven itself as a next-generation molecular triage tool for Barrett’s disease,” said Ted Karkus, CEO. “The test’s ability to detect progressors from minimal biopsy material with high accuracy and throughput enables a powerful step forward in managing esophageal cancer risk.”

Powered by a patented protein panel of biomarkers that specifically differentiates progression from Barrett’s esophagus into esophageal adenocarcinoma, the platform delivers an objective, actionable risk score for early intervention.

ProPhase has outlined a 12-month commercialization roadmap that includes:

● Launching a clinical integration program across community and academic GI practices

● Expanded KOL engagement

● EHR automation for ordering/reporting

● Reimbursement and distribution strategy development

● Early-access cash-pay program initiation

Following publication, the Company has received multiple partnership inquiries from industry and clinical groups. ProPhase remains open to strategic opportunities aimed at accelerating BE-Smart™’s availability to physicians and patients.

BE-Smart™ represents the next evolution in Barrett’s disease triage, combining high performance, multiplex capability, high throughput, and exceptional accuracy using minimal tissue. The Company expects additional clinical and commercial updates in the coming months and throughout 2026.

CEO Statement:

“The public markets are not yet reflecting the true value of ProPhase or the multi-year opportunities now in front of us,” said Ted Karkus, CEO and Chairman. “With Crown Medical recoveries underway, a validated and commercially ready cancer test with significant market potential, and a restructured, profitable genomics business, we see a clear path to value creation that we believe far exceeds our current share price.”

CEO to Present to Shareholders

ProPhase will present to shareholders today, November 19, 2025, at 2:00 p.m. ET during the Virtual Non-Deal Roadshow Series hosted by Renmark Financial Communications Inc.

REGISTER HERE:

https://www.renmarkfinancial.com/live-registration/third-quarter-2025-results-virtual-conference-call-nasdaq-prph-xgoCHA0tHl

Financial Results

For the three months ended September 30, 2025, net revenue was $0.9 million as compared to $1.4 million for the three months ended September 30, 2024. The Company did not generate any revenues from diagnostic services for the three months ended September 30, 2025 and 2024, respectively.

Cost of revenues for the three months ended September 30, 2025 were $1.0 million, which was mainly related to our consumer products. Cost of revenues for the three months ended September 30, 2024 were $1.2 million, comprised of $0.7 million for diagnostic services and $0.5 million for consumer products.

We realized a gross margin profit of $0.1 million for the three months ended September 30, 2025 as compared to a gross margin loss of $0.2 million for the three months ended September 30, 2024. The decrease of $0.3 million was a result of consumer products with different margin product mix. For the three months ended September 30, 2025 and 2024, we realized an overall gross margin of (13.9)% and 15.2%, respectively. Gross margin for diagnostic services was zero or not applicable due to no revenue in the 2025 and 2024 comparable periods, respectively. Gross margin for consumer products was (13.1)% and 65.3% in the 2025 and 2024 comparable periods, respectively. Gross margin for consumer products have historically been influenced by fluctuations in quarter-to-quarter and year-to-year production volume, fixed production costs and related overhead absorption, raw ingredient costs, inventory mark to market write-downs and timing of shipments to customers.

General and administration expenses for the three months ended September 30, 2025 were $4.6 million as compared to $6.6 million for the three months ended September 30, 2024. The decrease in general and administration expenses of $1.9 million for the three months ended September 30, 2025 as compared to the three months ended September 30, 2024 was principally related to a decrease in personnel expenses, overhead costs and professional fees, and removal of costs related to the divestiture of PMI.

Research and development costs for the three months ended September 30, 2025 were $6,000 as compared to $122,000 for the three months ended September 30, 2024. The decrease in research and development costs of $116,000 for the three months ended September 30, 2025 as compared to the three months ended September 30, 2024 was principally due to decreased activities related to product research and field testing as a result of refined focus and efforts.

As a result of the effects described above, net loss from the continuing operations for the three months ended September 30, 2025 was $6.8 million, or $(0.16) per share, as compared $5.0 million, or $(0.26) per share, for the three months ended September 30, 2024. Diluted loss per share related to the continuing operations for the three months ended September 30, 2025 and 2024 were $(0.16) per share and $(0.26) per share, respectively.

Our aggregate cash and cash equivalents as of September 30, 2025 were $405,000 as compared to $678,000 at December 31, 2024. Our working capital deficit was $47.5 million and $1.5 million as of September 30, 2025 and December 31, 2024, respectively. The decrease of approximately $0.3 million in our cash and cash equivalents for the nine months ended September 30, 2025 was principally due to $7.7 million cash used in operating activities and repayment of notes payable for $4.0 million, offset by proceeds from issuance of common stock, notes payable and convertible notes of $10.0 million.

About ProPhase Labs Inc.

ProPhase Labs Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our mission is to build a healthier world through bold innovation and actionable insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, groundbreaking diagnostic development, such as our potentially life-saving test for the early detection of esophageal cancer, and a world class direct-to-consumer marketing platform for cutting edge OTC dietary supplements. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value. www.ProPhaseLabs.com

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart™ Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. Details about these risks and uncertainties can be found in our filings with the SEC. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Media Relations Contact:

ProPhase Labs, Inc.

investorrelations@prophaselabs.com

Investor Relations Contact:

Dave Gentry, CEO

RedChip Companies, Inc.

1-800-REDCHIP (733-2447)

1-407-644-4256

PRPH@redchip.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman: jboidman@renmarkfinancial.com

Tel.: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$405	$678
Accounts receivable, net	3,284	20,058
Inventory, net	266	1,143
Prepaid expenses and other current assets	3,818	2,615
Current assets in discontinued operations	—	6,143
Total current assets	7,773	30,637

Property, plant and equipment, net	2,349	7,501
Investment in unconsolidated affiliates	43,657	—
Prepaid expenses, net of current portion	140	217
Operating lease right-of-use asset, net	—	4,115
Intangible assets, net	7,813	9,750
Goodwill	3,968	5,231
Other assets	2	310
Non-current assets in discontinued operations	—	5,439
TOTAL ASSETS	$65,702	$63,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,195	$13,717
Accounts payable to unconsolidated affiliates	27,653	—
Accrued diagnostic services	—	31
Accrued advertising and other allowances	151	151
Finance lease liabilities	2,580	2,147
Operating lease liabilities	—	1,214
Short-term loan payable, net of discount of $629 and $237	3,185	3,207
Short-term loan payable to related party, net of discount of $188	437	—
Short-term convertible notes payable, net of discount of 3,233	517	—
Derivative liability	2,688	—
Deferred revenue	1,374	1,698
Income tax payable	291	1,987
Other current liabilities	2,216	2,115
Current liabilities in discontinued operations	—	5,867
Total current liabilities	55,287	32,134
Non-current liabilities:
Unsecured promissory notes, net of discount of $127	—	9,873
Unsecured long-term debt, net of discount of $— and $423	—	1,779
Due to sellers (see Note 3)	2,000	2,000
Deferred revenue, net of current portion	589	784
Operating lease liabilities, net of current portion	—	3,762
Finance lease liabilities, net of current portion	965	2,591
Non-current liabilities in discontinued operations	—	2,924
Total non-current liabilities	3,554	23,713
Total liabilities	58,841	55,847

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity
Preferred stock authorized 1,000,000, $0.0005 par value, no shares issued and outstanding	—	—
Common stock authorized 1,000,000,000, $0.0005 par value, 41,541,205 and 29,874,029 shares outstanding, respectively	29	23
Additional paid-in capital	122,411	129,921
Accumulated deficit	(65,738)	(58,393)
Treasury stock, at cost, 8,692,005 and 12,940,967 shares (1), respectively	(49,643)	(64,000)
Accumulated other comprehensive loss	(198)	(198)
Total stockholders’ equity	6,861	7,353
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$65,702	$63,200

(1) This is net of 6,000,000 collateral shares.

See accompanying notes to these condensed consolidated financial statements

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share amounts)

(unaudited)

	For the three months ended
	September 30, 2025	September 30, 2024
Revenues, net	$883	$1,416
Cost of revenues	1,006	1,201
Gross profit	(123)	215

Operating expenses:
General and administration	4,635	6,573
Research and development	6	122
Total operating expenses	4,641	6,695
Loss from operations	(4,764)	(6,480)

Debt extinguishment gain (loss)	220	—
Loss on issuance of debt	(480)	—
Interest expense	(1,549)	(993)
Change in fair value of warrant liability	(185)	—
Change in fair value of derivative liability	(618)	—
Loss from disposal of fixed assets	—	—
Employee retention tax credit income	380	—
Other expense	—	—
Loss from operations before income taxes	(6,996)	(7,473)
Income tax (expense) benefit	157	2,508
Loss from continuing operations after income taxes	(6,839)	(4,965)
Discontinued operations:
Loss from discontinued operations, net of tax	—	(1,622)
Gain from disposal of discontinued operations	—	—
Income (loss) from discontinued operations	—	(1,622)
Net loss	$(6,839)	$(6,587)
Other comprehensive income:
Unrealized gain on marketable securities	(2)	1
Total comprehensive loss	$(6,841)	$(6,586)

Net earnings (loss) per share:
Loss from continuing operations, basic and diluted	$(0.16)	$(0.26)
Income (loss) from discontinued operations, basic and diluted	$—	$(0.09)
Net loss per share, basic and diluted	$(0.16)	$(0.35)

Weighted average common shares outstanding:
Basic	41,541	19,079
Diluted	41,541	19,079

See accompanying notes to these condensed consolidated financial statements

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the nine months ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities
Net loss	$(7,345)	$(19,005)
Less: Gain (loss) from discontinued operations, net of tax	8,644	(3,053)
Net loss from continuing operations	(15,989)	(15,952)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Realized loss on marketable debt securities	—	18
Depreciation and amortization	3,869	4,664
Amortization of debt discount	1,813	983
Impairment loss	1,263	—
Amortization on operating lease right-of-use assets	227	338
Loss on issuance of debt	480	—
Stock-based compensation expense	1,460	3,021
Loss from lease termination	1,357	—
Employee retention tax credit income	(1,929)	—
Inventory reserve	—	(24)
Loss (gain) from disposal of fixed assets	868	(91)
Change in fair value of warrant liability	225	—
Change in fair value of derivative liability	618	—
Debt extinguishment loss	498	—
Changes in operating assets and liabilities:
Accounts receivable	(7)	4,824
Inventory	313	587
Prepaid expenses and other current assets	(1,209)	(688)
Deferred tax asset	—	(7,427)
Other assets	—	854
Accounts payable and accrued expenses	565	4,820
Accrued diagnostic services	(5)	(276)
Accrued advertising and other allowances	—	98
Deferred revenue	(519)	(907)
Deferred tax liability	—	—
Lease liabilities	(151)	(1,404)
Income tax payable	(1,696)	(1,004)
Other liabilities	238	(1,022)
Net cash used in operating activities - continuing operations	(7,711)	(8,588)
Net cash provided by (used in) operating activities - discontinued operations	597	(5,432)
Net cash used in operating activities	(7,114)	(14,020)

Cash flows from investing activities
Proceeds from sales of marketable securities	—	3,374
Proceeds from sales of fixed assets	120	229
Capital expenditures	—	(866)
Net cash provided by investing activities - continuing operations	120	2,737
Net cash provided by (used in) investing activities - discontinued operations	800	(275)
Net cash provided by investing activities	920	2,462

Cash flows from financing activities
Proceeds from issuance of note payable, net	2,914	8,334
Proceeds from issuance of note payable to related party, net	500	—
Proceeds from issuance of convertible notes payable	3,000	—
Proceeds from issuance of common shares, net	3,558	4,624
Repayment of note payable	(4,016)	(2,492)
Net cash provided by financing activities - continuing operations	5,956	10,466
Net cash used in financing activities - discontinued operations	(35)	(16)
Net cash provided by financing activities	5,921	10,450

Decrease in cash and cash equivalents	(273)	(1,108)
Cash and cash equivalents at the beginning of the period	678	1,609
Cash and cash equivalents at the end of the period	$405	$501

Supplemental disclosures:
Cash paid for income taxes	$1,094	$860
Interest payments	$1,161	$2,126

Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock as commitment fee for future financing	$158	$—
Issuance of liability classified warrants associated with notes payable	$230	$—
Net unrealized (gain) loss, investments in marketable debt securities	$—	$267
Deconsolidation of subsidiaries assets and liabilities	$(16,003)	$—
Recognition investment in nonconsolidated subsidiaries	$43,657	$—

See accompanying notes to these condensed consolidated financial statements

Non-GAAP Financial Measures and Reconciliation

In an effort to provide investors with additional information regarding our results of operations as determined by accounting principles generally accepted in the United States of America (“GAAP”), we disclose certain non-GAAP financial measures. The primary non-GAAP financial measures we disclose are EBITDA and Adjusted EBITDA.

We define “EBITDA” as net income (loss) before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding acquisition costs, other non-cash items, and other unusual or non-recurring charges (as described in the table below).

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures.

We use EBITDA and Adjusted EBITDA internally to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the Company’s ongoing economic performance. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, we believe that non-GAAP financial information is used by analysts and others in the investment community to analyze our historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that our results have underperformed or exceeded expectations.

The following table sets forth the reconciliations of EBITDA and Adjusted EBITDA excluding other costs to the most comparable GAAP financial measures (in thousands):

	For the three months ended
	September 30, 2025	September 30, 2024
GAAP loss from continuing operations (1)	$(6,839)	$(4,965)
Interest, net	1,549	993
Income tax benefit	(157)	(2,508)
Depreciation and amortization	2,387	3,059
EBITDA	(3,060)	(3,421)
Share-based compensation expense	431	796
Non-cash rent expense (2)	122	67
Adjusted EBITDA from continuing operations	$(2,507)	$(2,558)

(1)	We believe that net loss from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA measure the Company’s operating performance without regard to certain expenses. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and the Company’s computation of EBITDA and Adjusted EBITDA may vary from others in the industry. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.

(2)	The non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeds (or is less than) our cash rent payments. For newer leases, our rent expense recognized typically exceeds our cash rent payments, while for more mature leases, rent expense recognized is typically less than our cash rent payments.